SUMMIT FINANCIAL CORPORATION
                        1999 INCENTIVE STOCK OPTION PLAN


1.  PURPOSE

     The purpose of the Summit Financial Corporation 1999 Incentive Stock Option Plan (the "1999 Plan") is to encourage and enable eligible officers and employees of Summit Financial Corporation (the "Corporation") and its subsidiaries to acquire proprietary interests in the Corporation through the ownership of Common Stock of the Corporation. The Corporation believes that officers and employees who participate in the Plan will have a closer identification with the Corporation by virtue of their ability as stockholders to participate in the Corporation's growth and earnings. The Plan also is designed to provide motivation for participating officers and employees to remain in the employ of and to give greater effort on behalf of the Corporation.

It is the intention of the Corporation that options granted under the Plan qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS

The  following  words  or  terms  shall  have  the  following  meanings:

(a) "Agreement" shall mean an incentive stock option agreement between the Corporation and an Eligible Employee pursuant to the terms of this Plan.

(b)     "Corporation"  shall  mean  Summit  Financial  Corporation.

(c) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

(d) "Common Stock", "Shares" or "Stock" shall mean the $1.00 par value Common Stock of the Corporation.

(e) "Eligible Employee(s)" shall mean a person or persons regularly employed by the Corporation or a subsidiary, including officers and other employees, but excluding non-employee Directors.

(f) "Optionee" shall mean an Eligible Employee having a right to purchase common Stock under an Agreement.

(g) "Option(s)" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under the Plan.

(h) "Plan" shall mean this Summit Financial Corporation 1999 Incentive Stock Option Plan.

(i) "Subsidiary" shall mean any corporation or association, if the Corporation owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation or association.

(j) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly, more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation or otherwise is considered a Ten Percent Owner by reason of Section 424(d) of the Code.

(k)     "Retirement"  shall  mean  at  the  normal  retirement  age  of  65.

(l) "Nonqualified Deferred Compensation Plan" shall mean any plan or program sponsored by the Corporation which provides for deferral of income by highly compensated individuals who constitute a bonafide executive group under Department of Labor regulations in effect at the time that the individual is eligibile to participate in said plan or program.

3.  EFFECTIVE  DATE

     The Effective Date of the Plan shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier. The Plan must be approved by the shareholders within twelve (12) months of the effective date.

4.  SHARES  RESERVED  FOR  PLAN

     The shares of the Corporation's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 215,000. If any Options granted under the Plan terminate, expire or are otherwise surrendered without having been exercised in full, the number of such Options shall be available again to be granted under the Plan, subject to all provisions and limitations provided herein.

     In the event of a subdivision or combination of the Corporation's shares (including a stock dividend), the maximum number of shares that may thereafter be issued and sold under the Plan and the number of shares under option will be proportionately increased or decreased. In addition, the terms relating to the price at which shares under option will be sold will be approximately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Corporation's shares, the Board of Directors also will make appropriate adjustments.

5.  ADMINISTRATION  OF  THE  PLAN

     The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two non-employee directors (as defined in Section 16b-3 of the Securities Exchange Act of 1934) appointed by the Board of Directors of the Corporation from among its members. No member of the Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that such person is, or becomes, an Eligible Employee (as described in Section 2 of the Plan) or is otherwise disqualified by the provisions of Section 16b-3 of the Securities Exchange Act of 1934.

     Within the limitations described herein, the Committee shall administer the Plan; select the Eligible Employees to whom Options will be granted; determine the number of shares to be optioned to each Eligible Employee; interpret, construe and implement the provisions of the Plan; establish, amend, revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or reconcile and inconsistency in the Plan in a manner and to the extent deemed necessary, all or which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and their legal representatives and beneficiaries.

     The Committee shall select one of its members as Chairman and shall hold its meetings at such time and places, and pursuant to such rules consistent with the Plan, as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee.

6.  ELIGIBILITY

Options  may  be  granted  only  to  Eligible  Employees.

7.  DURATION  OF  THE  PLAN

     This Plan shall terminate on November 15, 2009, unless terminated sooner by the Board of Directors. The Plan shall remain in effect until all shares subject to, or which may become subject to, the Plan shall have been purchased pursuant to Options granted under the Plan. No Options shall be granted pursuant to this Plan after November 15, 2009.

8.  OPTIONS  GRANTS

     It is intended that Options granted under the Plan shall be qualified incentive stock options ("ISOs") under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee and/or the full Board shall approve from time to time, which agreements shall contain in substance, the following terms and conditions:

(a)     Price.  The  purchase  price  for  shares purchased under exercise of an
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Option  shall not be less than 100% of the Fair Market Value of the Stock on the day the Option is granted, as defined below, and in no case less than the par value of such stock. However, if an ISO is granted to a Ten Percent Owner, the purchase price of the Stock covered by such ISO shall be not less than one hundred ten (110%) percent of the Fair Market Value of the Stock on the day the Option is granted. Any Option granted to a Ten Percent Owner must, by its terms, be exercisable within five (5) years from the date it is granted.

     For purposes of the Plan, "Fair Market Value" shall be the closing quoted selling price of the Stock as reported by NASDAQ on the grant date. In the event that the Stock is not publicly traded, or a published quoted is not otherwise available, the Fair Market Value shall be the amount determined by the Committee in good faith.

(b)     Number  of  Shares.  The  Agreement  shall  specify the number of shares
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which  the  Optionee  may  purchase  under  such  Option.

(c)     Rights  as  a  Shareholder.  An  Optionee  shall  have  no  rights  as a
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shareholder  with  respect  to any shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued. Options will be appropriately adjusted for all stock distributions or dividends as discussed in Section 4 of the Plan.

(d)     Limitation  on  Grants.  The  aggregate fair market value (determined at
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the  time  the  Option  is granted) of the shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Corporation) shall not exceed $100,000 or such other amount as may be specified in Section 422(d) of the Code. To the extent that any Options granted fail to comply with the limitations set forth in this subparagraph, such Options shall be treated as non-qualified options as defined by the Code.

9.  OPTION  EXERCISES

(a)     Exercise  of Options.  Options hereunder may be exercised by an Optionee
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on  a  cumulative  basis  up  to a maximum of twenty (20%) percent of the shares subject to Option on each of the first five (5) anniversaries of the grant of such option, but in no event later than ten (10) years from the date of grant of the Option or within sixty (60) days from date of such written notice to an Optionee as referred to in Section 11(c) of the Plan. Options may be exercised in whole or in part upon giving written notice to the Corporation stating the number of shares and Option price for which the Option is being exercised.

(b)     Medium  and  Time  of Payment.  Stock purchased pursuant to an Agreement
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shall  be  paid  for  in  full  at the time of purchase evidenced by the written request  discussed  in  9(a) above.  Payment of the purchase price shall be made
(1) in cash; (2) in whole or in part through the surrender of previously owned (i.e. held by the Optionee in excess of 6 months) shares of Stock at their Fair Market Value on the exercise date; or (3) by a cash equivalent acceptable to the Corporation and approved by the Committee. Upon receipt of payment, the Corporation shall, without transfer or issue tax, deliver to the Optionee a certificate or certificates for such shares. Additional or different procedures or requirements for the exercise of Options may be established from time to time as directed by the Committee.

10.      DURATION  OF  OPTIONS

(a)     Termination  of  Employment  or  Service  -  General.  Unless  otherwise
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determined by the Committee, upon the termination of an Optionee's employment or other service for any reason other than retirement, disability, or death, the Optionee may exercise only those ISOs that were immediately exercisable by the Optionee at the date of such termination and only for a period of 30 days following the date of such termination.

(b)     Termination  of  Employment - Retirement. Unless otherwise determined by
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the  Committee,  in  the  event  of  an  Optionee's Retirement (as defined), the
Optionee may exercise only those ISOs that were immediately exercisable by the Optionee at the date of such termination and only for a period of 3 months following the date of such termination of employment.

(c)     Termination  of  Employment  -  Disability  or  Death.  Unless otherwise
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determined  by  the  Committee,  in  the  event that an Optionee ceases to be an employee of the Corporation or any of its subsidiaries for reasons of disability (in the sole determination of the Committee) or death, all ISOs held by such Optionee shall immediately become exercisable. In the event of disability, the Optionee shall have a period of three (3) months from the date of termination of employment in which to exercise the Options. In the event of the death, the Option shall be exercisable by his or her legal representative, heirs or legatees within a period of twelve (12) months from the date on which the Optionee died.

(d) Despite provisions made above, in no event shall any Option be exercisable after ten (10) years from the date the Option was granted.

11.  MISCELLANEOUS  OPTION  PROVISIONS

(a)   Nonassignability of Option.  No Option shall be assignable or transferable
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by  the  Optionee  except  by  will  or by the laws of descent and distribution.
During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

(b)     Continuance  of  Employment.  Nothing  contained  in  the Plan or in any
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Options  granted  under  the Plan shall confer upon the Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

(c)     Change  of  Control.  Upon  a  Change  in Control of the Corporation (as
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defined  below),  all  the  outstanding  Options  shall  become  100% vested and exercisable as of the effective date of the Change in Control. Exercise must be made within 60 days from the written notice to the Optionee of such change in control. If, in connection with or as a consequence of a Change in Control, the Company is merged into or consolidated with another corporation, if the Company becomes a subsidiary of another corporation or if the Company sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Optionee shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options.

     For purposes of this Plan, a "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the stock of the Company pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs or is effectuated in which the Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods.

(d)     General  Provision  Applicable  to  Nonqualified  Options.  In the event
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that, pursuant to the provisions of section 8(d) above, any option that shall be so impacted shall, notwithstanding any provisions of this Plan to the contrary, be subject to the provisions of this paragraph. In the event that the Corporation shall have in effect a Nonqualified Deferred Compensation Plan (as defined) at the time of exercise of any option so effected by section 8(b), the Optionee shall be provided proper forms on a timely basis to properly elect deferral of any stock option gain that may have otherwise been recognized for tax purposes.

(e)     General  Restrictions.  Each  Option shall be subject to the requirement
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that  if  at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board of Directors.

12.  AMENDMENT  AND  TERMINATION  OF  THE  PLAN

     The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the votes entitled to be case thereon by the Corporation's shareholders. The Board of Directors may at any time and from time to time, terminate, modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (i) increase the maximum number of shares for which Options may be granted under the Plan either in the aggregate (other than increases due to changes in capitalization as referred to in Section 4 hereof), or (ii) reduce the option price or waiting period under Section 422 of the Internal Revenue Code (except as otherwise expressly provided in the Plan in the case of a change of control of the Company as referred to in Section 11(c) hereof), or (iii) extend the period during which Options may be granted or exercised, or (iv) change the class of employees eligible for incentive stock options under Section 6 hereof, or (v) otherwise materially modify the requirements as to eligibility for participation in the Plan, or (vi) otherwise materially increase the benefit accruing to participants under the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the consent of the Optionee affected, the Committee may amend outstanding option Agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time, modify or amend outstanding option Agreements in such respects as it shall deem necessary in order that Options granted hereunder shall comply with the appropriate provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder which are in effect from time to time respecting qualified incentive stock options.


13.  BINDING  EFFECT

     All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Corporation, all Eligible Employees participating in the Plan, and on all persons eligible or who become eligible to participate in the Plan.



APPROVED  this  15th  day  of  November  1999,

BY:                                                  WITNESS:


 /s/  C.  Vincent  Brown                            /s/  J.  Randolph  Potter
 ----------------------------                    ----------------------------
C.  Vincent  Brown,  Chairman

                                                  /s/  Blaise  B.  Bettendorf
                                               ------------------------------